-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                                DECEMBER 11, 1997


                           INTERFOODS OF AMERICA, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in this charter)


          NEVADA                      000-21093                 59-3356011
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


         9400 SOUTH DADELAND BOULEVARD, SUITE 720, MIAMI, FLORIDA 33156
         --------------------------------------------------------------
              (Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (305) 670-0746

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 11, 1997, the Registrant, pursuant to two Asset Purchase Agreements, purchased eight Popeyes Chicken restaurants from J. Russell Jones and R. Jones Enterprises, Inc., including all their equipment and the real estate upon which six of the restaurants are located. All eight restaurants are located in the Baton Rouge, Louisiana area. The purchase price for the restaurants was approximately $3.7 million. The source of financing for the transaction was received from simultaneous sale lease back with a financial institution in which the registrant sold six parcels of real estate and leased them back.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.  OTHER EVENTS

On December 12, 1997, J. Russell Jones and Andrew Nichols were elected to the Registrant's Board of Directors to fill the two vacancies left by the resignations of the former directors Norman Kaufman and James Byrd.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

(a) EXHIBITS

Audited financial statements for R. Jones Enterprises, Inc. for fiscal years 1996 and 1997 along with proforma statements showing the effect of the purchase of the eight Popeyes Chicken franchises identified in Item 2 above.

ITEM 8.  CHANGE IN FISCAL YEAR

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           INTERFOODS OF AMERICA, INC.
                           ---------------------------
                                  (Registrant)



                           By: /s/ ROBERT BERG
                               -----------------------------
                               Robert Berg, Chief Executive Officer

Dated: March 6, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of
   R. Jones Enterprises, Inc.
   d/b/a Popeyes Famous Fried Chicken:

We have audited the accompanying balance sheets of R. Jones Enterprises, Inc. d/b/a Popeyes Famous Fried Chicken (a Louisiana corporation) as of April 20, 1997 and April 21, 1996, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R. Jones Enterprises, Inc. d/b/a Popeyes Famous Fried Chicken as of April 20, 1997 and April 21, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP
-----------------------
    Arthur Andersen LLP

Miami, Florida,
   December 17, 1997.


                           R. JONES ENTERPRISES, INC.

                       D/B/A POPEYES FAMOUS FRIED CHICKEN


                                 BALANCE SHEETS


                                     ASSETS

                                                                     APRIL 20,   APRIL 21,
                                                                       1997        1996
                                                                     ---------   ---------
CURRENT ASSETS:
   Cash and cash equivalents                                         $194,780    $191,581
   Accounts receivable                                                  2,787       1,174
   Employee receivables                                                 1,401       3,695
   Inventories                                                         53,323      56,734
   Prepaid expenses                                                    28,865      57,093
   Due from affiliate                                                  36,687      26,963
                                                                     --------    --------
           Total current assets                                       317,843     337,240
                                                                     --------    --------
PROPERTY AND EQUIPMENT, net                                           409,190     220,611
                                                                     --------    --------
OTHER ASSETS:
   Cash value of officer life insurance, net of loans of $249,526
     in 1997 and 1996                                                  50,639      38,207
   Franchise fees, net of accumulated amortization of $37,291
     in 1997 and $31,521 in 1996                                       78,109      83,479
   Deposits                                                            13,454      13,454
                                                                     --------    --------
           Total other assets                                         142,202     135,140
                                                                     --------    --------

           Total assets                                              $869,235    $692,991
                                                                     ========    ========

                                  (Continued)

                           R. JONES ENTERPRISES, INC.

                       D/B/A POPEYES FAMOUS FRIED CHICKEN

                                 BALANCE SHEETS

                                   (Continued)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                          APRIL 20,       APRIL 21,
                                                            1997            1996
                                                         -----------     -----------
CURRENT LIABILITIES:
   Accounts payable                                      $    96,360     $   119,022
   Accrued expenses                                          115,750         123,546
   Current portion of capital lease obligations                2,856           2,593
   Current portion of notes payable                           16,166           4,640
   Due to stockholder                                         93,664          50,006
   Income taxes payable                                         --             3,677
                                                         -----------     -----------
           Total current liabilities                         324,796         303,484

CAPITAL LEASE OBLIGATIONS, net of current portion                757           3,613

DEFERRED INCOME TAXES                                          2,814           4,686

NOTES PAYABLE, net of current portion                        153,670            --
                                                         -----------     -----------
           Total liabilities                                 482,037         311,783
                                                         -----------     -----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDER'S EQUITY:
   Common stock, no par value; 100 shares authorized,
     100 shares issued, 50 shares outstanding                   --              --
   Additional paid-in capital                                  1,000           1,000
   Retained earnings                                       1,069,130       1,063,140
   Treasury stock, 50 shares, at cost                       (682,932)       (682,932)
                                                         -----------     -----------
           Total stockholder's equity                        387,198         381,208
                                                         -----------     -----------

           Total liabilities and stockholder's equity    $   869,235     $   692,991
                                                         ===========     ===========


                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.


                           R. JONES ENTERPRISES, INC.

                       D/B/A POPEYES FAMOUS FRIED CHICKEN

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                          FOR THE YEAR ENDED
                                                       --------------------------
                                                        APRIL 20,       APRIL 21,
                                                          1997             1996
                                                       -----------     -----------
NET SALES                                              $ 5,901,207     $ 5,233,597
                                                       -----------     -----------
OPERATING EXPENSES:
   Cost of sales                                         5,255,910       4,647,694
   General and administrative expenses                     517,808         500,599
   Depreciation and amortization                            97,212          69,663
                                                       -----------     -----------
           Total costs and expenses                      5,870,930       5,217,956
                                                       -----------     -----------

           Income from operations                           30,277          15,641

OTHER INCOME (EXPENSE):
   Interest expense                                        (25,425)        (38,826)
   Other income                                              5,131          63,846
                                                       -----------     -----------
           Total other income (expense)                    (20,294)         25,020
                                                       -----------     -----------

           Income before provision for income taxes          9,983          40,661

PROVISION FOR INCOME TAXES                                   3,993          16,274
                                                       -----------     -----------

           Net income                                        5,990          24,387

RETAINED EARNINGS, beginning of year                     1,063,140       1,038,753
                                                       -----------     -----------

RETAINED EARNINGS, end of year                         $ 1,069,130     $ 1,063,140
                                                       ===========     ===========

                 The accompanying notes to financial statements
                    are an integral part of these statements.


                           R. JONES ENTERPRISES, INC.

                       D/B/A POPEYES FAMOUS FRIED CHICKEN

                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE YEAR ENDED
                                                                       ----------------------
                                                                       APRIL 20,    APRIL 21,
                                                                         1997         1996
                                                                       ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                          $   5,990     $  24,387
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities-
       Depreciation and amortization                                      97,212        69,663
       Deferred tax provision (benefit)                                   (1,872)        2,497
       Gain on sale of real estate                                          --         (44,620)
       Changes in assets and liabilities:
         (Increase) decrease in accounts receivable                       (1,613)          850
         Decrease in employee receivables                                  2,294         2,096
         (Increase) decrease in inventories                                3,411       (12,281)
         Decrease (increase) in prepaid expenses                          28,228        (6,264)
         (Decrease) increase in accounts payable                         (22,662)        8,632
         (Decrease) in accrued expenses                                   (7,796)      (44,538)
         (Decrease) in income taxes payable                               (3,677)       (1,884)
                                                                       ---------     ---------
                Net cash provided by (used in) operating activities       99,515        (1,462)
                                                                       ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of franchise rights                                             (400)      (15,000)
   Capital expenditures                                                 (277,427)       (9,877)
   Increase in cash value of officer's life insurance                    (12,432)      (20,902)
   Proceeds from sale of real estate                                        --         146,001
   Due from affiliate                                                     (9,724)       (9,467)
                                                                       ---------     ---------
                Net cash provided by (used in) investing activities     (299,983)       90,755
                                                                       ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable                                            172,258          --
   Principal payments on notes payable                                   (12,249)     (105,351)
   Due to stockholder                                                     43,658       (11,534)
                                                                       ---------     ---------
                Net cash provided by (used in) financing activities      203,667      (116,885)
                                                                       ---------     ---------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                        3,199       (27,592)

CASH AND CASH EQUIVALENTS, beginning of year                             191,581       219,173
                                                                       ---------     ---------

CASH AND CASH EQUIVALENTS, end of year                                 $ 194,780     $ 191,581
                                                                       =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Cash payments for-
       Interest                                                        $  25,425     $  26,877
                                                                       =========     =========
       Income taxes                                                    $  17,457     $  10,100
                                                                       =========     =========

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                           R. JONES ENTERPRISES, INC.

                       D/B/A POPEYES FAMOUS FRIED CHICKEN

                          NOTES TO FINANCIAL STATEMENTS

                        APRIL 20, 1997 AND APRIL 21, 1996

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

R. Jones Enterprises, Inc., d/b/a Popeyes Famous Fried Chicken, ("RJE") was incorporated in Louisiana on September 22, 1976, and is located in Baton Rouge, Louisiana. RJE was formed for the purpose of purchasing fried chicken franchises to operate "Popeyes Fried Chicken and Biscuits" restaurants in Baton Rouge.

     CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. There were no cash equivalents at April 20, 1997 or April 21, 1996.

     INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets.

     INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     FRANCHISE FEES

Franchise fees are recorded at cost and are being amortized using the straight-line method over 20 years, the initial term of the related franchise agreement.

Statement of Financial Accounting Standard No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"), is effective for fiscal years beginning after December 15, 1995. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under such circumstances, SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of be reported at the lower of their carrying amount or fair value less cost to sell. Accordingly, when events or circumstances indicate that long-lived assets may be impaired, RJE estimates the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the asset. RJE determined that no impairment loss need be recognized for applicable assets at April 20, 1997.

     USE OF ESTIMATES

Management of RJE has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                   USEFUL               APRIL 20,        APRIL 21,
                                                    LIFE                  1997             1996
                                           ----------------------     ------------     ------------

    Machinery and equipment                      5 to 7 years         $    969,383     $    705,302
    Automotive equipment                           5 years                  51,123           51,113
    Leasehold improvements                  Lesser of 15 years or          444,457          428,527
                                                life of lease         ------------     ------------

                                                                         1,464,963        1,184,942
    Less- Accumulated depreciation and                                  (1,055,773)        (964,331)
         amortization                                                 ------------     ------------

                                                                      $    409,190     $    220,611
                                                                      ============     ============



3.   NOTES PAYABLE

Notes payable consists of the following:

                                                                           APRIL 20,     APRIL 21,
                                                                              1997         1996
                                                                           ---------     ---------

  Note payable to a financial institution bearing interest at a rate of
  8.60%, payable in 84 monthly installments of $2,691, collateralized by equipment
                                                                            $ 163,066     $    --
  Note payable to a financial institution bearing interest at a rate of
  8.50%, payable in 48 monthly installments of $205, collateralized by equipment
                                                                                6,770          --
  Note payable to a financial institution bearing interest at a rate of
  5.90%, payable in 86 monthly installments of $437 collateralized by
  automotive equipment                                                           --           4,640
                                                                            ---------     ---------
                                                                              169,836         4,640
              Less - current portion                                          (16,166)       (4,640)
                                                                            ---------     ---------

              Notes payable, net of current portion                         $ 153,670     $    --
                                                                            =========     =========

Annual maturities of long-term debt as of April 20, 1997 are as follows:

1998                    $  16,166
1999                       22,465
2000                       24,246
2001                       24,966
2002                       26,260
Thereafter                 55,733
                        ---------
                        $ 169,836

4.   CASH VALUE OF OFFICER LIFE INSURANCE

RJE is the beneficiary of a life insurance policy on the life of its stockholder. RJE has an advance against the cash value of the policy in the amount of $249,526. The net cash value as of April 20, 1997 and April 21, 1996 was $50,639 and $38,207, respectively. The policy is assigned to a bank as collateral for personal loans of the stockholder (see Note 5).

5.   COMMITMENTS AND CONTINGENCIES

Future minimal rental commitments for RJE's operating leases with related parties over the next five years as of April 20, 1997, are as follows:

1998                $    371,540
1999                     334,655
2000                     209,599
2001                     115,482
2002                     105,960
Thereafter               915,240
                    ------------
                    $  2,052,476
                    ============

Total rent expense for the year ended April 20, 1997 and April 21, 1996 was $542,654 and $448,558, respectively.

RJE is the guarantor on personal loans of its stockholder in the amount of $1,365,740 and $1,487,092 as of April 20, 1997 and April 21, 1996, respectively.
These loans are primarily for buildings and equipment owned by the stockholder and leased to RJE.

6.   CAPITAL LEASE OBLIGATIONS

RJE acquired office equipment in fiscal 1997 and 1996 with a value of $2,593 and $6,206, respectively under the provisions of long-term leases. As of April 20, 1997, the capital lease agreements provide for future minimum annual lease payments as follows:

      1998                                                         $  3,081
      1999                                                              770
                                                                   --------
                                                                      3,851
      Less - amount representing interest                              (238)
                                                                   --------
      Present value of net minimum capital lease payments             3,613
      Less - current portion                                         (2,856)
                                                                   --------
               Long-term portion                                   $    757
                                                                   ========

7.   RELATED PARTY TRANSACTIONS

RJE's stockholder has made advances to RJE in the form of a loan. The loan bears interest at the applicable federal rate as prescribed by the Internal Revenue Code. At April 20, 1997 and April 21, 1996 the balance of this loan was $93,664 and $50,006, respectively.

RJE and an affiliate of RJE routinely share services and employees. These services are acquired at an amount consistent with RJE's cost. Repayment of this obligation is intended to occur in the normal course of business. The amount due from affiliate at April 20, 1997 and April 21, 1996 was $36,687 and $26,963, respectively.

See Note 5 for related party leases and guarantees.

8.   INCOME TAXES

The provision for income taxes consisted of the following for the years ended:

                                 APRIL 20,         APRIL 21,
                                   1997              1996
                                 --------          --------

Current provision                $  5,865          $ 13,777
Deferred provision                 (1,872)            2,497
                                 --------          --------
                                 $  3,993          $ 16,274
                                 ========          ========

State income taxes represent the only significant reconciling item between the income tax rate included in the accompanying statements of operations and the federal income tax rate.


                           INTERFOODS OF AMERICA, INC.

                        UNAUDITED PROFORMA BALANCE SHEET

                               SEPTEMBER 30, 1997

                                                INTERFOODS OF        R. JONES         PROFORMA
                                                AMERICA, INC.    ENTERPRISES, INC.    ADJUSTMENTS             PRO FORMA
                                                -------------    -----------------   ------------            ------------
                   ASSETS
----------------------------------------
Current assets:
    Cash                                         $     -           $   194,780       $  (194,780)     1      $    -
    Accounts receivable                              115,742             4,188            (4,188)     1          115,742
    Inventories                                       66,271            53,323            (3,323)     2          116,271
    Prepaid and other assets                         111,991            79,504           (79,504)     1          111,991
    Deferred tax asset                               164,900             -                  -                    164,900
                                                 -----------       -----------       -----------             -----------
        Total current assets                         458,904           331,795          (281,795)                508,904
                                                 -----------       -----------       -----------             -----------

Property and equipment                             3,698,995           409,190           260,810      2        4,368,995
                                                 -----------       -----------       -----------             -----------

Other assets:
    Deposits                                         331,122            13,454           (13,454)     2          331,122
    Goodwill, net                                  2,475,701             -                 -                   2,475,701
    Other intangibles, net                           147,677            78,109           (48,109)     2          177,677
    Due from affiliates                               26,274            36,687           (36,687)     1           26,274
                                                 -----------       -----------       -----------             -----------
        Total other assets                         2,980,774           128,250           (98,250)              3,010,774
                                                 -----------       -----------       -----------             -----------

        Total assets                             $ 7,138,673       $   869,235       $  (119,235)            $ 7,888,673
                                                 ===========       ===========       ===========             ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------

Current liabilities:
    Accounts payable and accrued liabilities     $ 1,182,117       $   312,201       $  (108,367)     1      $ 1,385,951
    Current portion long term debt                   204,122            16,166             -                     220,288
    Current portion of deferred income
      on sale and leaseback transactions              19,844             -                 -                      19,844
                                                 -----------       -----------       -----------             -----------
              Total current liabilities            1,406,083           328,367          (108,367)              1,626,083
                                                 -----------       -----------       -----------             -----------

Deferred income on sale and leaseback
    transactions, net of current portion             377,039             -               530,000      2          907,039
Long term debt, net of current portion             1,299,109           153,670          (153,670)     1        1,299,109
                                                 -----------       -----------       -----------             -----------
              Total liabilities                    3,082,231           482,037           267,963               3,832,231
                                                 -----------       -----------       -----------             -----------
Mandatorily redeemable class A and
    B preferred stock                                658,750             -                 -                     658,750
                                                 -----------       -----------       -----------             -----------

Stockholder's equity:
    Common stock                                       8,080             1,000            (1,000)     1            8,080
    Additional paid-in capital                     4,197,189             -                 -                   4,197,189
    Accumulated deficit/retained earnings            (79,309)        1,069,130        (1,069,130)     1          (79,309)
    Treasury stock                                  (728,268)         (682,932)          682,932      1         (728,268)
                                                 -----------       -----------       -----------             -----------
        Total stockholders' equity                 3,397,692           387,198          (387,198)              3,397,692
                                                 -----------       -----------       -----------             -----------

        Total liabilities and stockholders'
          Equity                                 $ 7,138,673       $   869,235       $  (119,235)            $ 7,888,673
                                                 ===========       ===========       ===========             ===========



                           INTERFOODS OF AMERICA, INC.

                   UNAUDITED PROFORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED SEPTEMBER 30, 1997


                                                INTERFOODS OF        R. JONES         PROFORMA
                                                AMERICA, INC.     ENTERPRISES, INC.  ADJUSTMENTS              PRO FORMA
                                                -------------     -----------------  -----------            ------------
Revenues:
    Restaurant sales                             $13,830,499       $ 5,901,207       $     -                 $19,731,706
    Royalties and fees                               261,683              -                -                     261,683
                                                 -----------       -----------       -----------             -----------
        Total revenues                            14,092,182         5,901,207             -                  19,993,389
                                                 -----------       -----------       -----------             -----------
Cost and expenses:
    Cost of sales                                 12,184,518         5,255,910           (40,589)     3       17,399,839
    General and administrative                     1,574,526           517,808          (323,578)     4        1,768,756
    Depreciation and amortization                    187,690            97,212           (56,422)     5          228,480
                                                 -----------       -----------       -----------             -----------
        Total cost and expenses                   13,946,734         5,870,930          (420,589)             19,397,075
                                                 -----------       -----------       -----------             -----------

        Operating profit (loss)                      145,448            30,277           420,589                 596,314
                                                 -----------       -----------       -----------             -----------

Other income (expense):
    Other income                                      62,821             5,131            (5,131)     1           62,821
    Interest, net                                    (54,291)          (25,425)           25,425      1          (54,291)
                                                 -----------       -----------       -----------             -----------
        Total other income (expense)                   8,530           (20,294)           20,294                   8,530
                                                 -----------       -----------       -----------             -----------
        Income before benefit (provision)
          for income taxes                           153,978             9,983           440,883                 604,844

Benefit (provision) for income taxes                 164,900            (3,993)         (176,353)     6          (15,446)
                                                 -----------       -----------       -----------             -----------

        Net income                               $   318,878       $     5,990       $   264,530             $   589,398
                                                 ===========       ===========       ===========             ===========

Net income per share, basic and diluted          $      0.05                                                 $      0.09
                                                 ===========                                                 ===========

Weighted average shares outstanding                6,585,953                                                   6,585,953
                                                 ===========                                                 ===========



                           INTERFOODS OF AMERICA, INC.

                   UNAUDITED PROFORMA STATEMENT OF OPERATIONS

                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1997

                                                INTERFOODS OF        R. JONES         PRO FORMA
                                                AMERICA, INC.    ENTERPRISES, INC.    ADJUSTMENTS           PRO FORMA
                                                -------------    -----------------   ------------          -----------
Revenues:
    Restaurant sales                             $ 4,379,928       $ 1,047,949       $     -               $ 5,427,877
    Royalties and fees                                42,213              -                -                    42,213
                                                 -----------       -----------       -----------           -----------
        Total revenues                             4,422,141         1,047,949             -                 5,470,090
                                                 -----------       -----------       -----------           -----------
Cost and expenses:
    Cost of sales                                  3,784,074           992,175           (10,000)   3        4,766,249
    General and administrative                       638,365           129,000          (129,000)   4          638,365
    Depreciation and amortization                     85,099            18,000           (18,000)   5           85,099
                                                 -----------       -----------       -----------           -----------
        Total cost and expenses                    4,507,538         1,139,175          (157,000)            5,489,713
                                                 -----------       -----------       -----------           -----------

        Operating profit (loss)                      (85,397)          (91,226)          157,000               (19,623)
                                                 -----------       -----------       -----------           -----------
Other income (expense):
    Other income                                     624,653            29,504          (617,920)   7           36,237
    Interest, net                                    (64,670)             -                 -                  (64,670)
                                                 -----------       -----------       -----------           -----------
        Total other income (expense)                 559,983            29,504          (617,920)              (28,433)
                                                 -----------       -----------       -----------           -----------

        Income before taxes                          474,586           (61,722)         (460,920)              (48,056)

Benefit (provision) for income taxes                (166,105)             -              166,105    6            -
                                                 -----------       -----------       -----------           -----------

        Net income                               $   308,481       $   (61,722)      $  (294,815)          $   (48,056)
                                                 ===========       ===========       ===========           ===========

Net income per share, basic and diluted          $      0.05                                               $     (0.01)
                                                 ===========                                               ===========

Weighted average shares outstanding                6,333,896                                                 6,333,896
                                                 ===========                                               ===========

                           INTERFOODS OF AMERICA, INC.

                NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

The unaudited proforma financial statements gives effect to the purchase by Interfoods of America, Inc. (the "Company") of R. Jones Enterprises, Inc. ("RJE") for cash in the amount of approximately $3,700,000. The unaudited proforma balance sheet as of September 30, 1997 and the unaudited proforma statement of operations for the year ended September 30, 1997 reflect adjustments to the RJE historical balance sheet as of April 20, 1997 and statements of operations for the year then ended to give effect to the transaction discussed above as if such transaction had been consummated at September 30, 1997, or at the beginning of the period presented. The acquisition has been accounted for under the purchase method of accounting.

The unaudited proforma financial statements may not necessarily be indicative of the results that would actually have been obtained had the transaction occurred on the dates indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited proforma combined financial statements have been included.

1. Amounts represent balance sheet and related statement of operations items which were not purchased from RJE.

2. Amount represents the net effect of the purchase of the assets for the eight stores acquired from RJE and the related immediate sale-leaseback transactions with a financial institution on December 11, 1997. The net effect of the purchase and sale-leaseback left the Company with equipment of $670,000 which was the fair market value at the purchase date and a deferred gain of approximately $530,000 from the sale-leaseback of the land and buildings of six locations. The remaining two locations are on long-term leases for the land and buildings. The following represents the approximate detail of the transaction:

          Purchase price                            $  3,700,000
                                                    ------------
          Fair value of assets acquired:
             Land and buildings                        2,950,000
             Equipment                                   670,000
             Transfer fees                                30,000
             Inventories                                  50,000
                                                    ------------
                                                    $  3,700,000
                                                    ============
          Sale-leaseback:
             Sales price                            $  3,700,000
             Land and buildings fair market value      2,950,000
                                                    ------------
                   Unadjusted deferred gain              750,000
             Closing costs                               220,000
                                                    ------------
                   Deferred income                  $    530,000
                                                    ============

3. Amount represents the reduction in rent cost as a result of the sale leaseback transactions.

4. Amount represents the reduction of general and administrative costs associated with the Baton Rouge, LA, office cost that would not have existed on a proforma basis for fiscal year ended September 30, 1997.

5. Amount represents the depreciation and amortization adjustment for the new asset base after the purchase and sale-leaseback.

6.   Amount represents the tax effect of proforma adjustments.

7. Amount represents the reversal of nonrecurring charges of $411,584 and the reversal of a nonrecurring gain of approximately $1,000,000 on the sale of a subsidiary of the Company, along with $29,504 representing statement of operations items which were not purchased from RJE. See the Company's Form 10-QSB as filed for further discussion regarding nonrecurring items.